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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
GRIFFIN LAND & NURSERIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 13, 2008

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held in the Harlem Room on the fourth floor of the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, on the 13th day of May 2008, at 10:00 a.m., local time, to consider and act upon:

  1.
  The election of directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2008; and

  3.
  Such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on April 2, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

ANTHONY J. GALICI Secretary

Dated:    April 8, 2008

GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NEW YORK 10020

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 13, 2008 in the Harlem Room on the fourth floor of the New York Hilton Hotel at 1335 Avenue of the Americas, New York, NY, 10019, for the purposes set forth in the accompanying notice of meeting.

GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. The initial distribution of proxy materials is expected to be made on or about April 16, 2008. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted (i) for the election of directors as described in this Proxy Statement; and (ii) for ratification of the selection of McGladrey & Pullen, LLP as independent registered public accountants for Griffin for fiscal 2008. Directors will be elected by a plurality of the votes cast. Abstentions and broker "non-votes" will have no effect on the election of directors. The ratification of McGladrey & Pullen, LLP as independent registered public accountants for Griffin, and approval of any other matter that may be brought before the Annual Meeting, requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal. Broker "non-votes" will be treated as though they are not entitled to vote and will not affect the outcome of the proposal.

        Management knows of no matters that may be brought before the Annual Meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

        The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or telegram. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. The solicitation and recording of proxies is being done by Griffin's registrar and transfer agent, American Stock Transfer & Trust Company, and will cost less than $6,000.

        Each holder of a share of Common Stock, par value $0.01 per share, of Griffin (the "Common Stock") will be entitled to one vote for each share held of record by such person at the close of business on April 2, 2008 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, Griffin had outstanding 5,036,549 shares of Common Stock (none of which constituted shares of treasury stock). A majority of these shares present in person or represented by proxy will constitute a quorum at the Annual Meeting. A total of 2,529,156 shares of Common Stock, representing approximately 50.2% of the outstanding shares of Common Stock, are held by members of the Cullman & Ernst Group (as defined herein).

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Proposals by stockholders for Griffin's 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin before December 17, 2008, if such proposal is to be considered for inclusion in the 2009 proxy materials of Griffin. Any stockholder proposal not intended to be included in the proxy materials for the 2009 Annual Meeting must be received by Griffin no later than March 2, 2009 or else management of Griffin will retain discretion to vote proxies received for that meeting in their discretion with respect to any such proposal.

I.    ELECTION OF DIRECTORS

        At the 2008 Annual Meeting of Stockholders, seven directors (which will comprise the entire Board) are to be elected. The Board of Directors proposed the nominees listed below for election as directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Serves as a Director of the Following Corporations
Winston J. Churchill, Jr. (b) (c)	(67)	1997	Managing General Partner of SCP Partners; Chairman of CIP Capital Management, Inc.	CIP Capital Management, Inc.; Rodman & Renshaw Capital Group, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
Edgar M. Cullman	(90)	1997	Chairman of the Board of Directors of General Cigar Holdings, Inc. from December 1996 through April 2005; Managing member of Culbro LLC January 2006—present	Bloomingdale Properties, Inc.
David M. Danziger (2)	(42)	2006	Executive Vice President of General Cigar Holdings, Inc. from January 1999 through April 2005; Managing member of Culbro LLC January 2006—present
Frederick M. Danziger (3)	(68)	1997	President and Chief Executive Officer of Griffin Land & Nurseries, Inc. since April 1997	Monro Muffler Brake, Inc.; Bloomingdale Properties, Inc.
Thomas C. Israel (a) (b) (c)	(64)	2000	Chairman of A.C. Israel Enterprises, Inc.
Alan Plotkin (a)	(62)	2004	Practicing attorney and private investor at Law Offices of Alan Plotkin
David F. Stein (a) (b) (c)	(67)	1997	Vice Chairman of J & W Seligman & Co., Inc.

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

(1)
Except as otherwise indicated each director has had the same principal occupation during the past five years.

(2)
Mr. David M. Danziger is the son of Mr. Frederick M. Danziger and the grandson of Mr. Cullman.

(3)
Mr. Frederick M. Danziger is the son-in-law of Mr. Cullman.

        The Board of Directors held seven meetings during fiscal 2007. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. Directors attended all Board and Committee meetings (of Committees of which they were members).

        The Company encourages, but does not require, Board Members to attend the Annual Meeting of Stockholders. Last year, all of the Board Members attended the Annual Meeting of Stockholders.

Board Independence

        Under Nasdaq rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Churchill, Jr., Israel, Plotkin and Stein qualify as independent directors under Nasdaq rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	50	Vice President, Chief Financial Officer and Secretary of Griffin since April 1997
Michael S. Gamzon	38
		Vice President of Griffin since January 2008. Investment Analyst with Alson Capital Partners, LLC from April 2005 until January 2008. Investment Analyst with Cobalt Capital Management, LLC from March 2002 until March 2005.
Scott Bosco	42	Vice President of Construction of the Griffin Land division since July 2005. Project Manager at Casle Corp. from March 1992 until June 2005.
Thomas M. Lescalleet	45	Senior Vice President of the Griffin Land division since March 2002
Gregory M. Schaan	50
		President and Chief Executive Officer of Imperial since October 1999. Senior Vice President of Sales and Marketing at Imperial from 1997 until October 1999. Vice President of Sales and Marketing of Imperial from August 1992 until July 1997.

Mr. Gamzon is the son-in-law of Mr. Frederick M. Danziger and the brother-in-law of Mr. David M. Danziger.

Audit Committee

        Griffin's Audit Committee consists of David F. Stein, Chairman, Thomas C. Israel and Alan Plotkin. All of the members of the Audit Committee are independent directors. The Board of Directors has determined that none of the members of the Audit Committee is considered a financial expert as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934. The Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. Griffin has also engaged that accounting and auditing firm to assist in Griffin's preparation for compliance with certain provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, such Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held six meetings in fiscal 2007 and recommended to the Board of Directors the selection of McGladrey & Pullen, LLP as the Company's independent registered public accountants (see "Selection of Independent Registered Public Accountants" on page 22).

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and David F. Stein. All of the members of the Nominating Committee are independent directors. The Nominating Committee reviews candidates for appointment to the Griffin Board of Directors. In searching for qualified director candidates for election to Griffin's Board of Directors and to fill vacancies on the Board, the Board may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders and believes that such a policy is not necessary in that it will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. The Nominating Committee does not have a charter and did not meet in fiscal 2007.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail, at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, NY 10020. Such communication will be distributed to the specific Director(s) requested by the stockholder, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

        Griffin's Compensation Committee consists of Winston J. Churchill, Jr., Chairman, Thomas C. Israel and David F. Stein. All of the members of the Compensation Committee are independent directors. The Compensation Committee oversees Griffin's executive compensation programs, Griffin's 401(k) Savings Plan and Griffin's Non-qualified Deferred Compensation Plan. No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee. The Compensation Committee does not have a charter and met three times in fiscal 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares of Common Stock of Griffin beneficially owned or held by (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) the nominees for election as director; (iii) the Named Executive Officers (as defined below); and (iv) all directors and officers of Griffin, collectively. Unless otherwise indicated, information is provided as of April 2, 2008.

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Edgar M. Cullman (3)	912,342	17.3
Edgar M. Cullman, Jr. (3)	936,488	17.8
Louise B. Cullman (3)	781,775	14.9
Susan R. Cullman (3)	992,399	18.9
David M. Danziger (3)	73,876	1.4
Frederick M. Danziger (3)	422,263	8.0
Lucy C. Danziger (3)	788,680	15.0
John L. Ernst (3)	416,721	7.9
Michael S. Gamzon (3)	31,156	*
Winston J. Churchill, Jr. SCP Partners 1200 Liberty Ridge Dr., Suite 300 Wayne, PA 19087	60,693	1.2
Thomas C. Israel Ingleside Investors 12 East 49th Street New York, NY 10017	30,505	*
Alan Plotkin Law Offices of Alan Plotkin 12 East 49th Street New York, NY 10017	5,258	*
David F. Stein J & W Seligman & Co. 100 Park Avenue New York, NY 10017	56,505	1.1
Anthony J. Galici Griffin Land & Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	48,749	1.0
Gregory M. Schaan Imperial Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	35,250	*
Thomas M. Lescalleet Griffin Land 204 West Newberry Road Bloomfield, CT 06002	20,100	*
Scott Bosco Griffin Land 204 West Newberry Road Bloomfield, CT 06002	—	—
B. Bros. Realty LLC (4)	233,792	4.4
Gabelli Funds, Inc. et al (5) Gabelli Funds, Inc. One Corporate Center Rye, NY 10580	1,377,539	26.2
All directors and officers collectively, consisting of 12 persons (6)	1,696,697	32.3

*
Less than 1%

(1)
Unless otherwise indicated, the address of each person named in the above table is 641 Lexington Avenue, New York, NY 10022.

(2)
This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes stock options granted pursuant to the Griffin Stock Option Plan, as amended, that are exercisable within 60 days of the Record Date as follows: Frederick M. Danziger—75,000 options; Winston J. Churchill, Jr.—21,505 options; Thomas C. Israel—18,505 options; Alan Plotkin—5,258 options; David F. Stein—19,505 options; Anthony J. Galici—32,500 options; Gregory M. Schaan—32,500 options; and Thoms M. Lescalleet—6,477 options. Excluded are shares held by charitable foundations and trusts of which members of the Cullman and Ernst families, including persons referred to in this footnote 2, are officers and directors. As of April 2, 2008, a group (the "Cullman and Ernst Group") consisting of Messrs. Cullman, direct members of their families and trusts for their benefit; Mr. Ernst, his sister and direct members of their families and trusts for their benefit; a partnership in which members of the Cullman and Ernst families hold substantial direct and indirect interests; and charitable foundations and trusts of which members of the Cullman and Ernst families are directors or trustees, owned an aggregate of approximately 2,529,156 shares of Common Stock (approximately 50.2% of the outstanding shares of common stock). Among others, Edgar M. Cullman, Edgar M. Cullman, Jr., John L. Ernst, Frederick M. Danziger, David M. Danziger and Michael S. Gamzon (who are members of the Cullman & Ernst Group) hold investment and voting power or shared investment and voting power over such shares. Certain of such shares are pledged as security for loans payable to third parties under standard pledge arrangements. A form filed with the Commission on behalf of the Cullman & Ernst Group states that there is no formal agreement governing the group's holding and voting of such shares but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Louise B. Cullman is the wife of Edgar M. Cullman; Edgar M. Cullman, Jr., is the son of Edgar M. Cullman and Louise B. Cullman; Susan R. Cullman and Lucy C. Danziger are the daughters of Edgar M. Cullman and Louise B. Cullman; Lucy C. Danziger is the wife of Frederick M. Danziger; David M. Danziger is the son of Frederick M. Danziger and Lucy C. Danziger; and Michael S. Gamzon is the son-in-law of Frederick M. Danziger and Lucy C. Danziger and the brother-in-law of David M. Danziger.

(3)
Included within the shares shown as beneficially owned by Edgar M. Cullman are 866,204 shares in which he holds shared investment and/or voting power; included within the shares shown as beneficially owned by John L. Ernst are 411,321 shares in which he holds shared investment and/or voting power; and included within the shares shown as beneficially owned by Frederick M. Danziger are 209,778 shares in which he holds shared investment and/or voting power. Included within the shares shown as beneficially owned by Edgar M. Cullman, Jr., are 715,146 shares in which he holds shared investment and/or voting power; included within the shares owned by Louise B. Cullman are 743,365 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Susan R. Cullman are 904,634 shares in which she holds shared investment and/or voting power; included within the shares shown as beneficially owned by Lucy C. Danziger are 728,358 shares in which she holds shared investment and/or voting power; and included within the shares shown as beneficially owned by David M. Danziger are 21,568 shares in which he holds shared investment and/or voting power. Excluded in each case are shares held by charitable foundations and trusts in which such persons or their families or trusts for their benefit are officers and directors. Messrs. Edgar M. Cullman, Frederick M. Danziger and John L. Ernst disclaim beneficial interest in all shares over which there is shared investment and/or voting power and in all excluded shares. The shares shown as beneficially owned by Michael S. Gamzon are held in custodial accounts for his minor children under the Unified Gift to Minors Act.

(4)
The address of B. Bros. Realty LLC ("B. Bros.") is 641 Lexington Avenue, New York, New York 10022. Susan R. Cullman and John L. Ernst are the managers of B. Bros.

(5)
Griffin has received a copy of Schedule 13D, as amended, as filed with the Securities and Exchange Commission by Gabelli Funds, Inc. et al, reporting ownership of these shares as of September 21, 2007. As reported in said Schedule 13D, the securities have been acquired by GGCP, Inc., and certain of its direct and indirect subsidiaries on behalf of their investment advisory clients. Griffin has been informed that no individual client of GGCP, Inc. et al, has ownership of more than 5% of Griffin's outstanding Common Stock.

(6)
Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

INTERESTS IN CERTAIN TRANSACTIONS

        Griffin reviews any relationships and transactions in which Griffin and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Griffin's corporate staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Griffin or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Griffin or a related person are disclosed in Griffin's Annual Report on Form 10-K and proxy statement.

        For the information of stockholders, attention is called to the following transactions between Griffin and other parties in which the persons mentioned below might have had a direct or indirect interest.

        Messrs. Edgar M. Cullman and Frederick M. Danziger are members of the Board of Directors of Bloomingdale Properties, Inc. ("Bloomingdale Properties") of which other members of the Cullman & Ernst Group are associated. Real estate management and advisory services have been provided to Griffin by John Fletcher, an employee of Bloomingdale Properties, for which Mr. Fletcher receives compensation of $50,000 per year.

        From December 1996 through April 2005, Edgar M. Cullman, the Chairman of Griffin, was also the Chairman of General Cigar Holdings, Inc. ("GC Holdings"), the successor to Culbro Corporation ("Culbro"). In addition, certain members of the Cullman & Ernst Group who may be deemed to beneficially own more than 5% of Griffin's common stock also may be deemed to have beneficially owned more than five percent of the common stock of GC Holdings from December 1996 through April 2005. Prior to the distribution of the common stock of Griffin to Culbro stockholders in 1997 (the "Distribution"), Griffin, as lessor, and General Cigar Co., Inc. ("General Cigar"), a wholly-owned subsidiary of GC Holdings, as lessee, entered into a ten year lease for certain agricultural land in Connecticut and Massachusetts (the "Agricultural Lease"). The Agricultural Lease was for approximately 500 acres of arable land held by Griffin for possible development in the long term, but was used by General Cigar for growing Connecticut shade wrapper tobacco. General Cigar's use of the land was limited to the cultivation of cigar wrapper tobacco. The Agricultural Lease expired on February 28, 2007 and was not renewed. In fiscal 2007 and fiscal 2006, General Cigar made rental payments to Griffin of $48,000 and $117,000, respectively, under the Agricultural Lease.

        In late 1997, Griffin, as lessor, and General Cigar, as lessee, entered into a lease for approximately 40,000 square feet of office space in the Griffin Center South office complex in Bloomfield, Connecticut (the "Commercial Lease"). The Commercial Lease had a term of ten years. In fiscal 2007 and fiscal 2006, General Cigar made rental payments to Griffin of $483,000 and $545,000, respectively, under the Commercial Lease. The Commercial Lease expired on November 30, 2007 and was not renewed. Management believes the rent payable by General Cigar to Griffin under the Commercial Lease approximated market rates at the time the lease was entered into.

        The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to each of Griffin's Named Executive Officers during the last completed fiscal year. The Named Executive Officers for the fiscal year ended December 1, 2007 are as follows:

Frederick M. Danziger	President and Chief Executive Officer ("CEO") of Griffin
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary of Griffin
Thomas M. Lescalleet	Senior Vice President of the Griffin Land division
Gregory M. Schaan	President and Chief Executive Officer of Imperial Nurseries, Inc.
Scott Bosco	Vice President, Construction of the Griffin Land division

        Michael S. Gamzon was appointed Vice President of Griffin in January 2008. Therefore, he did not receive any compensation for the fiscal year ended December 1, 2007

Compensation Philosophy and Overview

        Griffin's compensation programs are designed to attract, motivate and retain the management talent the Company believes is necessary to achieve its financial and strategic goals. Griffin's Compensation Committee strives to pay for performance by rewarding each of its Named Executive Officers for team results and their individual contributions to Griffin's success. In this way, Griffin believes that the interests of its executives align with the interests of its stockholders.

Design and Implementation

        With these objectives in mind, Griffin's Compensation Committee has built an executive compensation program that consists of three principal elements:

  1.
  Base Salary

  2.
  Annual Incentive Compensation Programs

  3.
  Long-Term Incentive Program

        Griffin also contributes to a 401(k) savings plan and deferred compensation plan on behalf of its executives. These contributions, however, comprise a relatively minor portion of Griffin's Named Executive Officers' compensation package.

  Base Salary

        Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. Griffin also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

        The annual base salaries of Griffin's Named Executive Officers are determined by its President and CEO (except with regard to his salary) and approved annually by the Compensation Committee. The annual base salary of Griffin's President and CEO is determined by the Compensation Committee. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the President and CEO and Compensation Committee, as applicable. Griffin does not benchmark its base salaries in any way, nor does Griffin employ the services of a compensation consultant.

  Annual Incentive Compensation Programs

        Griffin's annual incentive programs are designed to recognize short-term performance against established annual performance goals for each of its operating businesses, as explained below. These performance goals are developed by the President and CEO and approved or modified, as necessary, by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust any awards made to Griffin's executives, including making awards in the absence of the attainment of any of the performance goals under Griffin's annual incentive compensation plans. Any such adjustment may only be to the benefit of the participants. The Committee made two such adjustments in fiscal year 2007, as discussed below. Griffin makes annual incentive payments, if any, in the year following the year in which they were earned.

  Griffin Land

        Under the Griffin Land Incentive Compensation Plan for Fiscal Year 2007 (the "Griffin Land Incentive Plan"), incentive compensation is awarded based on certain defined components, including: (i) profit from property sales (10% of the pretax profit on property sales, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $250,000 of incentive compensation could have been accrued under this component); (ii) value generated from buildings built on speculation (10% of the incremental value generated, as defined in the Griffin Land Incentive Plan, from leasing in buildings built on speculation, a maximum of an aggregate $200,000 incentive compensation could have been accrued under this component); (iii) value generated from build-to-suit projects entered into in fiscal 2007 (10% of the incremental value created, as defined in the Griffin Land Incentive Plan, a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iv) the leasing of currently vacant space (maximum of an aggregate $250,000 of incentive compensation could have been accrued under this component); and (v) the leasing of space becoming vacant in 2007 due to expiring leases (maximum of an aggregate $56,250 of incentive compensation could have been accrued under this component). These objectives are designed to reward management for increasing the operating cash flow of the real estate business. Amounts earned under each objective are accrued into an incentive compensation pool up to a maximum incentive compensation of $956,250 if all targets are achieved at their maximum amounts. The incentive compensation pool is divided among executives and employees of Griffin Land. The amounts earned by Griffin Land employees under the Griffin Land Incentive Plan may be increased at the discretion of the Compensation Committee.

        In each of the past three fiscal years, Griffin Land met the property sale component (see (i) above) of the Griffin Land Incentive Plan. Griffin Land has not met the value generated from buildings built on speculation component or the value generated from build-to-suit projects component (see (ii) and (iii) above) of the Griffin Land Incentive Plan in any of the past three fiscal years. Griffin Land has met the leasing of currently vacant space component and the leasing of space becoming vacant component (see (iv) and (v) above) of the Griffin Land Incentive Plan in two of the past three fiscal years. In fiscal 2007, Griffin Land achieved the goals related to profit from property sales and the leasing of space becoming vacant in 2007 due to expiring leases. The achievement of these goals resulted in $280,000 being accrued into the Griffin Land incentive compensation pool.

  Imperial Nurseries

        Under the Imperial Nurseries, Inc. ("Imperial") Incentive Compensation Plan for Fiscal Year 2007, (the "Imperial Incentive Plan"), Mr. Schaan was eligible to receive incentive compensation based on the achievement of an operating profit by Imperial. The amounts to be accrued into Imperial's incentive compensation pool are a percentage of Imperial's operating profit achieved. If Imperial incurs an operating loss, no incentive compensation is accrued. If Imperial achieves an operating profit below $250,000, 30% of the operating profit is accrued into the incentive compensation pool. If Imperial's operating profit is between $250,000 and $500,000, $75,000 plus 40% of the operating profit above $250,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is between $500,000 and $750,000, $175,000 plus 50% of the operating profit above $500,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is between $750,000 and $1,000,000, $300,000 plus 30% of the operating profit above $750,000 is accrued into Imperial's incentive compensation pool. If Imperial's operating profit is above $1,000,000, $375,000 plus 25% of the operating profit above $1,000,000 is accrued into Imperial's incentive compensation pool. Because Imperial did not achieve an operating profit in fiscal year 2007, no amounts were accrued to Imperial's incentive compensation pool.

  Corporate

        The 2007 Corporate Incentive Compensation Plan (the "Corporate Incentive Plan") was designed to reward corporate employees, including Griffin's President and CEO and Chief Financial Officer, based on the results of Griffin's operating businesses, consistent with Griffin's goal to award for performance through team results as discussed above. Under the Corporate Incentive Plan, the amount of corporate incentive compensation was based on the levels of incentive compensation earned at Griffin Land and Imperial. If each of Griffin Land and senior executives at Imperial had earned incentive compensation under their respective plans, then an amount equal to 42.5% of the sum of those respective pools was to accrue into the Corporate incentive compensation pool. However, because only Griffin Land employees earned incentive compensation, an amount equal to 7.5% of the amount of the Griffin Land incentive compensation pool was accrued into the Corporate incentive compensation pool, of which the Chief Financial Officer was a beneficiary. That pool was allocated 67% to the Chief Financial Officer. The President and CEO received no allocation. The Compensation Committee exercised its discretion to increase the amount of incentive compensation paid to the President and CEO and Chief Financial Officer under the Corporate Incentive Plan.

  Equity Program

        Griffin believes that equity ownership in Griffin is important to provide its Named Executive Officers with long-term incentives to build value for Griffin's stockholders. In addition, the equity program is designed to attract and retain the executive management team. The Griffin equity program consists entirely of stock option awards. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Griffin's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases. If Griffin's stock price increases, stock options have the potential to provide high returns to its executives, thus helping Griffin to attract and retain management. However, the realizable value of the stock options can fall to zero if the stock price is lower than the exercise price established on the date of grant.

        Stock option awards to Named Executive Officers are entirely discretionary. The President and CEO recommends whether and how many stock options should be awarded to the other Named Executive Officers, and the Compensation Committee approves or, if necessary, modifies his recommendations. The Compensation Committee solely determines whether and how many stock options should be awarded to the President and CEO. In making stock option award determinations, the President and CEO and Compensation Committee consider the prior contribution of participants and their expected future contributions to the growth of Griffin. In fiscal year 2007, no stock options were recommended nor were any awarded to the Named Executive Officers or any other Griffin employee.

        Stock option awards are made under the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "Griffin Stock Option Plan"), as amended. The Griffin Stock Option Plan makes available a total of 1,250,000 options to purchase shares of Griffin common stock. Options granted under the Griffin Stock Option Plan are either incentive stock options or non-qualified options. The Griffin Stock Option Plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under the Griffin Stock Option Plan, Griffin is authorized to issue options to certain officers, employees, consultants and directors of Griffin in connection with the services they provide to Griffin. Of the 1,250,000 shares of common stock reserved for issuance under the Griffin Stock Option Plan, as of December 1, 2007, 236,726 shares were available for issuance upon the exercise of outstanding options granted under the plan.

  Perquisites and Other Benefits

        Griffin's Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Griffin's Chief Financial Officer receives an automobile allowance of $8,000 per year.

        Griffin's Named Executive Officers are entitled to participate in and receive employer contributions to Griffin's 401(k) Savings Plan. In addition, Griffin has established a non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan") that allows eligible participants, including the Named Executive Officers, to defer portions of their annual base salary, as well as receive employer matching contributions with respect to deferrals that would exceed IRS limits under the Griffin 401(k) Savings Plan. For more information on employer contributions to the Griffin 401(k) Savings Plan and the Deferred Compensation Plan, see the Summary Compensation Table and its footnotes.

Analysis

  Base Salary

        The following table presents the salaries for our named executive officers in 2007 and the percentage increase over their 2006 base salaries.

	Salary	% Increase
Mr. Danziger	$495,000	3.1%
Mr. Galici	$245,000	3.2%
Mr. Lescalleet	$217,000	3.3%
Mr. Schaan	$228,900	2.0%
Mr. Bosco	$105,000	7.7%

        Each of Griffin's Named Executive Officers received a nominal increase in base salary in 2007, except for Mr. Bosco, who received an increase of 7.7%. The President and CEO and Compensation Committee believed a relatively larger increase for Mr. Bosco was warranted due to his relatively lower salary and to keep competitive with what they believe to be the market for similar positions.

  Annual Incentive Compensation Program

        The following table presents the total annual incentive payments made to the Named Executive Officers for fiscal 2007, the amount of annual incentive compensation awarded under Griffin's respective annual incentive compensation plans, and the amount of any discretionary bonus the Compensation Committee awarded to the Named Executive Officers.

	Incentive Plan Payments	Discretionary Bonus Payments	Total Annual Incentive Payments
Mr. Danziger	—	$300,000	$300,000
Mr. Galici	$14,070	$35,930	$50,000
Mr. Lescalleet	$84,000	—	$84,000
Mr. Schaan	—	—	—
Mr. Bosco	$21,000	—	$21,000

  Griffin Land

        Mr. Lescalleet was awarded $84,000 in annual incentive compensation for 2007 based on the formula under the Griffin Land Incentive Plan and Mr. Bosco was awarded $21,000 in annual incentive compensation for fiscal 2007 based on the formula under the Griffin Land Incentive Plan.

  Imperial Nurseries

        Mr. Schaan did not receive an award under the Imperial Incentive Plan because Imperial did not achieve an operating profit in fiscal year 2007. The Compensation Committee did not exercise its discretion to alter the formula result of the Imperial Incentive Plan.

  Corporate

        Because only employees at Griffin Land earned incentive compensation for fiscal 2007, under the Corporate Incentive Plan, the Chief Financial Officer was entitled to receive incentive compensation of $14,070, and the President and CEO was not entitled to any incentive compensation. The Compensation Committee exercised its discretion and awarded incentive compensation of $300,000 to the President and CEO and $50,000 to the Chief Financial Officer. With regard to Mr. Danziger, the Committee believed this amount was appropriate, in their business judgment, based upon Mr. Danziger's performance in 2007, particularly with respect to the generally strong performance of Griffin's real estate business in 2007 and the maintenance, despite substantial capital expenditures, of a very strong financial position. Similarly, the Committee believed a total annual incentive payment of $50,000 to Mr. Galici was warranted in light of Mr. Galici's contributions to these matters.

        The Compensation Committee believes that each of these discretionary annual incentive payments is consistent with Griffin's compensation objectives outlined above. These payments were intended to motivate and retain the management talent that Griffin believes is necessary to achieve its financial and strategic goals and reflect the generally strong performance of the real estate business in 2007. As a result, the payments are consistent with the goal to pay for performance by rewarding each of Griffin's Named Executive Officers for team results and their individual contributions to Griffin's success.

Tax Considerations

        Griffin does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of the Internal Revenue Code Section 162(m). While the Compensation Committee will give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its shareholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management Griffin's Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for Griffin's 2008 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.

                      Winston J. Churchill, Jr. (Chairman)
                      Thomas C. Israel
                      David F. Stein

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of Griffin's Named Executive Officers for services rendered during fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Frederick M. Danziger President and Chief Executive Officer of Griffin	2007	$493,556	$300,000	—	—	—	—	$14,968	(1)	$808,524
Anthony J. Galici Vice President, Chief Financial Officer and Secretary of Griffin	2007	$244,279	$35,930	—	—	$14,070	—	$15,872	(2)	$310,151
Thomas M. Lescalleet Senior Vice President, Griffin Land division	2007	$216,327	—	—	—	$84,000	—	$10,011	(3)	$310,338
Gregory M. Schaan President and Chief Executive Office of Imperial	2007	$228,468	—	—	—	—	—	$7,028	(4)	$235,496
Scott Bosco Vice President, Construction, Griffin Land division	2007	$104,279	—	—	—	$21,000	—	$2,930	(5)	$128,209

(1)
Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $3,966 and matching contributions to the Deferred Compensation Plan of $10,834.

(2)
Represents life insurance premiums of $341, matching contributions related to the Griffin 401(k) Savings Plan of $4,227, matching contributions to the Deferred Compensation Plan of $3,304 and an automobile allowance of $8,000.

(3)
Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $4,385, matching contributions to the Deferred Compensation Plan of $2,158 and a medical insurance allowance of $3,300.

(4)
Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $4,268 and matching contributions to the Deferred Compensation Plan of $2,592.

(5)
Represents life insurance premiums of $168, matching contributions related to the Griffin 401(k) Savings Plan of $2,019 and matching contributions to the Deferred Compensation Plan of $743.

Grants of Plan-Based Awards

        The following table presents information regarding the incentive awards granted to Griffin's Named Executive Officers for fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Target ($)		Maximum ($)
Frederick M. Danziger (1)	N/A	—	(1)	N/A
Anthony J. Galici (1)	N/A	$14,070	(1)	N/A
Thomas M. Lescalleet (2)	N/A	$84,000	(1)	$286,875
Gregory M. Schaan (3)	N/A	—		N/A
Scott Bosco (2)	N/A	$21,000	(1)	$71,719

(1)
There are no threshold, target or maximum levels under the Corporate Incentive Plan. The amounts of payments to Messrs. Danziger and Galici under the Corporate Incentive Plan, if any, depend on the performance of Griffin's operating businesses during the fiscal year. The amounts shown for Messrs. Danziger and Galici in the Target column reflect the amounts payable to them under the plan based on the performance of Imperial and Griffin Land in fiscal 2007. While Mr. Danziger did not receive a formula-based award pursuant to the Corporate Incentive Plan, the Compensation Committee exercised its discretion to award Mr. Danziger a bonus of $300,000 for fiscal 2007. Mr. Galici received a payment of $14,070 pursuant to the Corporate Incentive Plan, and he received an additional discretionary bonus of $35,930.

(2)
The Griffin Land Incentive Plan has no threshold or target levels, however, there is a maximum amount payable to each of Messrs. Lescalleet and Bosco under the Griffin Land Incentive Plan as shown in the Maximum column. The amounts in the Target column for Messrs. Lescalleet and Bosco reflect the amounts payable to each of them based on Griffin Land's performance during fiscal 2007.

(3)
There are no threshold, target or maximum levels under the Imperial Incentive Plan. The amounts payable to Mr. Schaan under the Imperial Incentive Plan depend on the operating profit, if any, of Imperial for the fiscal year. Based on Imperial's performance during fiscal 2007, Mr. Schaan was not eligible to receive any payout pursuant to the Imperial Incentive Plan. Therefore, the representative amount shown under the Target column for Mr. Schaan is $0.

Employment Agreement with Named Executive Officer

        Gregory M. Schaan and Imperial entered into an employment agreement (the "Employment Agreement") dated January 1, 2001, pursuant to which Mr. Schaan agreed to serve as President of Imperial for the term of the agreement. The initial term of the Employment Agreement ended on November 30, 2003 and the agreement renews automatically for one year each December 1, unless written notice is given by either party at least sixty days prior to December 1. The Employment Agreement states that Mr. Schaan's annual base salary as of December 1, 2001 is $210,000. Subsequent increases in Mr. Schaan's annual base salary, in the absence of an agreement, is to be determined by the Compensation Committee of the Board of Directors, but will not be less than the previous year's annual base salary. The Employment Agreement also provides that Mr. Schaan is entitled to receive not less than 30% of Imperial's senior management incentive compensation pool as approved by the Compensation Committee. Mr. Schaan is also entitled to the use of a motor vehicle selected in the reasonable discretion of Imperial, including appropriate insurance, and a term life insurance policy in an amount equal to Mr. Schaan's annual base salary. The Employment Agreement also prohibits Mr. Schaan from competing with Imperial for one year after his employment terminates. For a discussion of the termination provisions and payments thereunder, please see the discussion in "Potential Payments Upon Termination or Change in Control" on page 18.

Outstanding Equity Awards

        The following table presents information with respect to each unexercised stock option held by Griffin's Named Executive Officers as of December 1, 2007. There are no restricted stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Unexercisable
Frederick M. Danziger	75,000	—	—	$13.25	01/10/2009	$1,720,125	—
Anthony J. Galici	15,000	—	—	$13.25	01/10/2009	$344,025	—
	10,000	—	—	$11.22	01/17/2010	$249,660	—
	7,500	—	—	$13.00	12/15/2010	$173,888	—

Totals	32,500	—	—			$767,573	—
Thomas M. Lescalleet	6,477	—	—	$15.33	03/10/2017	$135,078	—
Gregory M. Schaan	15,000	—	—	$13.25	01/10/2009	$344,025	—
	10,000	—	—	$11.22	01/17/2010	$249,660	—
	7,500	—	—	$13.00	12/15/2010	$173,888	—

Totals	32,500	—	—			$767,573	—
Scott Bosco	—	2,500	—	$30.95	07/17/2016	—	$13,088

(1)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $36.185 per share (the average of the high and low prices of Griffin's common stock on November 30, 2007) and the exercise price of each stock option.

Option Exercises and Stock Vested

        The following table presents information with respect to amounts received upon exercise of options, SARs or the vesting of stock, including restricted stock (or similar instruments) by Griffin's Named Executive Officers in fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederick M. Danziger	90,000	$2,070,938	—	—
Anthony J. Galici	15,000	$317,588	—	—
Thomas M. Lescalleet	18,523	$393,244	—	—
Gregory M. Schaan	5,000	$103,887	—	—
Scott Bosco	—	—	—	—

Non-Qualified Deferred Compensation

        Griffin maintains the Deferred Compensation Plan for certain of its employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin 401(k) Savings Plan. The investment options in the Deferred Compensation Plan mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets. The following table presents information with respect to defined contribution plans or other plans providing for deferral of compensation on a non-tax qualified basis for Griffin's Named Executive Officers as of December 1, 2007.

Name	Executive Contributions for FYE 12/01/2007	Griffin Contributions for FYE 12/01/2007	Aggregate Earnings in FYE 12/01/2007	Aggregrate Withdrawals/ Distributions	Aggregate Balance as of FYE 12/01/2007
Frederick M. Danziger	$39,255	$10,834	$67,329	$—	$569,330
Anthony J. Galici	$27,707	$3,304	$20,012	$—	$224,059
Thomas M. Lescalleet	$13,416	$2,158	$3,389	$—	$49,326
Gregory M. Schaan	$25,606	$2,592	$13,080	$—	$214,120
Scott Bosco	$2,118	$743	$28	$—	$2,890

Potential Payments Upon Termination or Change in Control

        Imperial's Employment Agreement with Mr. Schaan governs the terms of Mr. Schaan's post-employment compensation in the event of termination or a change in control of Imperial (as defined in the Employment Agreement).

        In the event of Mr. Schaan's death or disability, Imperial will pay Mr. Schaan the sum of (i) his then current annual base salary and (ii) with respect to the year of Mr. Schaan's death or disability (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan had died or became disabled on December 1, 2007, Imperial would have been obligated to pay $228,900 to Mr. Schaan, or his estate, as applicable.

        In the event that Mr. Schaan terminates his employment (i) following a change in control of Imperial (as defined in the Employment Agreement), (ii) after being assigned duties that are significantly adversely different that those described in the Employment Agreement, (iii) following removal from any of the positions described in the Employment Agreement, (iv) following a material reduction in Imperial's fringe benefits, (v) after Imperial fails to have a successor assume the Employment Agreement, or (vi) after Imperial becomes insolvent or files a bankruptcy petition, Mr. Schaan is entitled to severance in an amount equal to the sum of (i) his then annual base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan terminated his employment following any of these events, he would have been entitled to receive $228,900.

        In the event that Imperial terminates Mr. Schaan's employment other than for cause, Mr. Schaan is entitled to severance in the amount of the sum of (i) his then current base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year.

        If Mr. Schaan's employment is terminated by a successor in interest within one year following a merger or sale, if there is a change in control (as defined in the Employment Agreement), or if Mr. Schaan terminates his employment with the successor within one year for any reason, Griffin agrees to employ Mr. Schaan for a period of one year.

OTHER EMPLOYEE BENEFIT PLANS

Savings Plan

        Griffin's Board of Directors adopted the Griffin 401(k) Plan (the "Griffin Savings Plan") in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the U.S., are age 21 or over, and have at least one year of service. In 2007, a participating employee who was not considered a highly compensated employee could have (i) deferred up to 5% of annual base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. In 2007, highly compensated employees were limited to deferral of 4.5% of annual base salary with Griffin contributing an additional $0.60 for each dollar contributed by the highly compensated employee. Contributions made in 2007 through payroll deductions not in excess of $15,500 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Employees are cliff vested after three years of service with respect to Griffin's matching contributions.

        Griffin's matching contributions under the Griffin Savings Plan for the accounts of Griffin's Named Executive Officers are included under All Other Compensation in the Summary Compensation Table on page 15.

Insurance and Health Programs

        Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and have a minimum of ten years of service with Griffin prior to retirement.

        Griffin's aggregate contributions for such employee welfare benefit plans in fiscal 2007 amounted to approximately $735,000.

Director Compensation

        The following table represents information regarding the compensation paid during fiscal 2007 to members of Griffin's Board of Directors who are not also employees (the "Non-Employee Directors"). The compensation paid to Mr. Frederick M. Danziger is presented above in the Summary Compensation Table and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Total ($)
Winston J. Churchill, Jr.	$37,232	—	$22,255	(1)	$59,487
Edgar M. Cullman	$33,790	—	—		$33,790
David M. Danziger	$25,670	—	—		$25,670
Frederick M. Danziger	—	—	—		—
Thomas C. Israel	$45,871	—	$22,255	(1)	$68,126
Alan Plotkin	$35,669	—	$22,255	(1)	$57,924
David F. Stein	$47,228	—	$22,255	(1)	$69,483

(1)
These amounts reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2007. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of Griffin's Form 10-K in Note 6 of the Notes to Consolidated Financial Statements.

        The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of December 1, 2007:

Director	Number of Shares Subject to Outstanding Options as of 12/1/07
Winston J. Churchill, Jr.	22,557
Thomas C. Israel	19,557
Alan Plotkin	6,310
David F. Stein	20,557

        The annual retainer and fees for service on Griffin's Board of Directors and Board Committees increased during the second quarter of fiscal 2007. Members of the Board of Directors who are not employees of Griffin received $15,000 per year and $750 for each Board and Committee meeting attended prior to the increase and $25,000 per year and $1,000 for each Board and Committee meeting attended after the increase. The Chairman of the Board of Directors receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each received an additional $5,000 per year prior to the increase and $10,000 per year after the increase. The Nominating Committee Chairman receives an additional $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on the Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on the Committee. Annual retainers are paid in quarterly installments. The Griffin Stock Option Plan provides that non-employee Directors who are not members of the Cullman & Ernst Group (as defined in Note 2 of Security Ownership of Certain Beneficial Owners and Management and Principal Holders in this Proxy Statement) annually receive options exercisable for shares of common stock at an exercise price that is the market price at the time of grant. Under the Griffin Stock Option Plan, the number of shares, subject to options, granted to non-employee Directors upon their reelection to the Board of Directors is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. In 2007, Griffin granted Mr. Churchill, Jr., Mr. Israel, Mr. Plotkin and Mr. Stein each options exercisable for 1,052 shares of Common Stock at the time of their reelection to the Board of Directors. Griffin expects to grant additional options to Messrs. Churchill, Jr., Israel, Plotkin and Stein in 2008 consistent with the Griffin Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, Griffin believes that all such reports were timely filed by Griffin's officers and directors in fiscal 2007 except that an Initial Statement of Beneficial Ownership of Securities on Form 3 for each of Messrs. Schaan, Lescalleet and Bosco was filed late.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

        The Audit Committee is currently comprised of Mr. Stein, Chairman, Mr. Israel and Mr. Plotkin. Each of the members of the Audit Committee is an independent director as defined under the rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter originally adopted by the Board of Directors in 1999. On November 13, 2007, the Board of Directors approved and adopted an amended Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountants qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

Review of the Company's Audited Financial Statements for the Fiscal Year Ended December 1, 2007

        The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended December 1, 2007 with Griffin's management. The Audit Committee discussed with PricewaterhouseCoopers LLP, Griffin's independent registered public accountants for the fiscal year ended December 1, 2007, the matters required to be discussed by Statements on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees", as amended by SAS No. 91.

        The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited consolidated financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended December 1, 2007 for filing with the SEC.

Submitted By:	David F. Stein (Chairman) Thomas C. Israel Alan Plotkin

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

II.    SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to appoint the firm of McGladrey & Pullen, LLP as independent registered public accountants to audit the financial statements of Griffin for the fiscal year ending November 29, 2008, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification. McGladrey & Pullen, LLP would replace PricewaterhouseCoopers LLP and its predecessor, Price Waterhouse LLP, that have been the independent registered public accountants for Griffin since 1997.

        The following is a summary of the fees incurred by Griffin from PricewaterhouseCoopers LLP for professional services rendered for fiscal 2007 and fiscal 2006:

	Fiscal 2007	Fiscal 2006
Audit fees	$985,000	$1,060,000
Audit-related fees	21,000	21,000
Tax fees	87,000	72,000
All other fees	—	—

	$1,093,000	$1,153,000

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements and review of Griffin's interim consolidated financial statements. Audit fees in fiscal 2007 include approximately $70,000 for final billings associated with the fiscal 2006 audit. Audit fees in fiscal 2006 include approximately $96,000 for final billings associated with the fiscal year 2005 audit. Audit-related fees include fees incurred for professional services rendered for the audit of Griffin's 401(k) Savings Plan. Tax fees consist of fees incurred for professional services relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to PricewaterhouseCoopers LLP in fiscal 2007 and fiscal 2006.

        The Audit Committee's policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2007, all audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the services provided were compatible with maintaining the independence of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF McGLADREY & PULLEN, LLP

        While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin's selection of independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the selection, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace McGladrey & Pullen, LLP as independent registered public accountants at a later date without the approval of the stockholders.

        A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

        A copy of Griffin's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Securities and Exchange Commission and at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

                      Griffin Land & Nurseries, Inc.
                      One Rockefeller Plaza
                      Suite 2301
                      New York, New York 10020
                      Attention: Corporate Secretary

Dated:    April 8, 2008

Appendix A

AUDIT COMMITTEE CHARTER
of the Audit Committee
of Griffin Land & Nurseries, Inc.

        The Board of Directors (the "Board") of Griffin Land & Nurseries, Inc. (the "Company") adopted this Audit Committee Charter on November 13, 2007.

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company's independent registered public accounting firm (independent auditor) is responsible for performing an audit of the Company's annual financial statements and its internal control over financial reporting, expressing an opinion as to the conformity, in all material respects, of such annual financial statements with generally accepted accounting principles, an opinion of the Company's internal control over financial reporting, and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

        It is not the duty of the Audit Committee to ensure that the Company complies with all laws and regulations in its policies and procedures.

II.    Membership

        The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, statement of operations, statement of changes in stockholders' equity and statement of cash flows. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. If no member of the Committee is considered a "Financial Expert" within the definition of the Securities and Exchange Commission (the "SEC"), the Committee will engage a "Financial Expert" as defined by the SEC to provide such service as the Committee deems necessary. Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, that if a member of the Committee ceases to be independent for reasons outside the member's reasonable control, then the member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

        The members of the Committee, including the Chair of the Committee, shall be appointed by a majority of independent directors of the Board. The Board may remove committee members from the Committee, with or without cause.

        Members of the Audit Committee are prohibited from receiving consulting or advisory fees from the Company.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, internal audit and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, internal audit, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

        1.    Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

          (i)    The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and other applicable standards. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

          (ii)   The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iii)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

          (iv)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

        1.    Meetings with Management, the Independent Auditor and Internal Audit.

          (i)    The Committee shall meet with management, internal audit and the independent auditor prior to each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit. The Committee will also meet with management, internal audit, and the independent auditor at the completion of the annual audit to review and discuss the annual financial statements and the internal controls over financial reporting, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (ii)   The Committee shall review and discuss with management, internal audit and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

          (iii)  The Committee shall inquire of management, internal audit and the independent auditors about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

          (iv)  The Committee shall review with the independent auditor, the Chief Financial Officer (CFO) of the Company, and internal audit, the audit scope and plan of the internal auditors and the independent auditors and address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources to the extent appropriate.

          (v)   The Committee shall review disclosures made by the Company's Chief Executive Officer (CEO) and CFO during their certification process for the Form 10-K and each Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        2.    Separate Meetings with the Independent Auditor.

          (i)    If necessary, the Committee shall obtain from the independent auditor the reports required to be furnished to the Audit Committee under Section 10A(b) of the Exchange Act and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

          (ii)   The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within generally accepted accounting principles in the United States (GAAP) for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, including any significant deficiencies or material weaknesses identified in the independent auditor's audit of the Company's internal control over financial reporting, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications recorded, if any.

          (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance" as then in effect.

        3.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussion in subparagraph 2(iii) of the above section entitled Separate Meeting with the Independent Auditor and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) of the above section entitled Independence of Independent Auditor, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        4.    Meetings with Management and the Independent Auditor.    The Committee shall review and discuss the quarterly financial statements with management, internal audit and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Other Powers and Responsibilities

        5.     The Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

        6.     The Committee shall review all related party transactions (as defined in SFAS No. 57) on an ongoing basis and the Committee must approve all such transactions.

        7.     The Committee shall discuss with management and the independent auditor quarterly earnings press releases including the use of any "non-GAAP financial measures" as defined by the rules and regulations of the SEC, as well as financial information and earnings guidance provided to analysts and ratings agencies.

        8.     The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        9.     The Committee shall discuss with the Company's outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        10.   The Committee shall periodically review the Company's code of conduct to ensure that it is adequate and up-to-date and review with the compliance officer, internal audit and/or the Company's external general counsel the results of its review of the monitoring of compliance with the Company's code of conduct.

        11.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        12.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        13.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or any other matter the Committee determines is necessary or advisable to report to the Board.

        14.   The Committee shall, as deemed necessary, review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or independent auditor.

        15.   If necessary, the Committee shall consider, with management, the rationale for employing audit firms other than the principal independent auditor.

        16.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        17.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

        18.   The Committee shall establish policies for the Company's hiring of employees or former employees of the independent auditor.

        19.   The Committee shall review and approve the proposed audit plan prepared by the internal auditor for the ensuing year.

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA

SUITE 2301

NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. (“Griffin”) hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. local time, on May 13, 2008 and any adjournment or adjournments of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRIFFIN LAND & NURSERIES, INC.

May 13, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

☐	20730000000000001000 4	051507

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. ELECTION OF DIRECTORS. NOMINEES ARE LISTED BELOW.

NOMINEES:

☐ FOR ALL NOMINEES	☐ Winston J. Churchill, Jr.
☐ Edgar M. Cullman
☐ WITHHOLD AUTHORITY	☐ David M. Danziger
FOR ALL NOMINEES	☐ Frederick M. Danziger
☐ Thomas C. Israel
☐ FOR ALL EXCEPT	☐ Alan Plotkin
(See instructions below)	☐ David F. Stein

	FOR	AGAINST	ABSTAIN

2. Ratification of the Selection of Independent Registered Public Accountants.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

I plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full title as such. If this signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

GRIFFIN LAND & NURSERIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 13, 2008
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NEW YORK 10020
PROXY STATEMENT
GENERAL
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
I. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
OTHER EMPLOYEE BENEFIT PLANS
AUDIT COMMITTEE REPORT
II. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGLADREY & PULLEN, LLP
  Appendix A
AUDIT COMMITTEE CHARTER of the Audit Committee of Griffin Land & Nurseries, Inc.